    As filed with the Securities and Exchange Commission on October 30, 1998

                                                                Registration No.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              ROYAL OAK MINES INC.
             (Exact name of Registrant as specified in its charter)
                              --------------------

                 Ontario, Canada                          98-0160821
 ---------------------------------------------    ---------------------------
         (State or other jurisdiction                 (I.R.S. Employer
      of incorporation or organization)              Identification No.)

        c/o Royal Oak Mines (USA) Inc.
             5501 Lakeview Drive
             Kirkland, Washington
                    U.S.A.                                 98033-7314
 ---------------------------------------------    ---------------------------
   (Address of principal executive offices)                (Zip Code)

                              ROYAL OAK MINES INC.
                             STOCK OPTION AGREEMENTS
                            (Full Title of the Plan)
                              --------------------
                           William J.V. Sheridan, Esq.
                                  Lang Michener
                            BCE Place, 181 Bay Street
                                Toronto, Ontario
                                     M5J 2T7
                                 (416) 360-8600
 (Name, address and telephone number, including area code, of agent for service)


CALCULATION OF REGISTRATION FEE

-------------------------- ------------------------- -------------------------- ------------------------ ---------------------------
                                                     PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE OF SECURITIES        AMOUNT TO BE              OFFERING PRICE             AGGREGATE                AMOUNT OF
TO BE REGISTERED           REGISTERED(1)(3)          PER SHARE(2)               OFFERING PRICE(2)        REGISTRATION FEE
-------------------------- ------------------------- -------------------------- ------------------------ ---------------------------
Common Shares, without     3,444,500 shares          $0.744                     $2,562,708               $712.43
par value
-------------------------- ------------------------- -------------------------- ------------------------ ---------------------------

1. Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
2. Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the registration fee are based on the weighted average of the prices at which the Options to purchase Royal Oak Mines Inc.'s Common Shares may be exercised.

3. Relates to 3,444,500 Common Shares of Royal Oak Mines Inc. issuable upon exercise of Options granted to 63 employees, officers and/or directors pursuant to Royal Oak Mines Inc. Stock Option Agreements. Reference is made to Exhibits 4.1 and 4.2 of this Registration Statement for the list of employee and/or director grantees covered by this Registration Statement.
4. Also being registered are the Common Share Purchase Rights of Royal Oak Mines Inc. associated with the Common Shares.

PART 1 - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS(1)

ITEM 1.  PLAN INFORMATION.

ITEM 2.  COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
-----------------------------------------------------------------------


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have heretofore been filed by Royal Oak Mines Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

                  (a) the annual report on form 10-K for the fiscal year ended December 31, 1997;

                  (b) the quarterly reports on form 10-Q for the quarter ended March 31, 1998 and June 30, 1998; and

                  (c) the current reports on form 8-K, filed January 8, 1998, January 8, 1998, January 19, 1998, January 28,
                           1998, February 25, 1998, March 11, 1998, March 17,
                           1998, March 17, 1998, March 18, 1998, March 25, 1998,
                           March 30, 1998, March 31, 1998, April 7, 1998, May
                           12, 1998, May 15, 1998, June 16, 1998, June 24, 1998,
                           July 24, 1998, August 14, 1998, August 17, 1998,
                           September 15, 1998, September 22, 1998 and October 7, 1998.

                  All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

---------------
(1) This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

                  Not Applicable. (Common Shares, without par value, of the Company issuable upon exercise of options granted to employees; see Exhibits 4.1 and 4.2)

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Partners and associates of Lang Michener, which has rendered an opinion on the legality of the Common Shares being registered hereby own beneficially, directly or indirectly, 5,000 Common Shares and options to acquire 115,000 Common Shares. A partner of Lang Michener is a director and Secretary of the Company.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Under the Business Corporations Act (Ontario), the Company may indemnify a present or former director or officer or a person who acts or acted at the Company's request as a director or officer of another corporation of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Company and provided that the director or officer acted honestly and in good faith with a view to the best interests of the Company and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the Company as a matter of right if he was substantially successful on the merits and fulfilled the conditions set forth above.

                  In accordance with the Business Corporations Act (Ontario), the By-laws of the Company indemnify a director or officer, a former director or officer, or a person who acts or acted at the Company's request as a director or officer of a corporation in which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against any and all losses and expenses reasonably incurred by him in respect of any civil, criminal or administrative proceeding to which he is made a party by reason of being or having been a director or officer of the Company or other corporation if he acted honestly and in good faith with a view to the best interests of the Company or, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, he had reasonable grounds in believing that his conduct was lawful.

                  A policy of directors' and officers' liability insurance is maintained by the Company which insures directors and officers for losses as a result of claims based upon the acts or omissions as directors and officers of such Company, including liabilities arising under the Securities Act of 1933, as amended, and also reimburses the Company for payments made pursuant to the indemnity provisions under the Business Corporations Act (Ontario).

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provision, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8.       EXHIBITS

Exhibit Number    Description of Exhibits
--------------    -----------------------
     4.1          Form of Royal Oak Mines Inc. Amended Stock Option
                  Agreement (including list of employee grantees)

     4.2          Form of Royal Oak Mines Inc. Stock Option Agreement
                  (including list of employee grantees)

     5            Opinion of Counsel

     23.1         Consent of Independent Accountants

     23.2         Consent of Counsel (Contained in Exhibit 5)

ITEM 9.       UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Kirkland, State of Washington, on the 28th day of October, 1998.

                              ROYAL OAK MINES INC.



                                   By:      "Margaret K. Witte"
                                            -----------------------------------
                                            Margaret K. Witte
                                            President & Chief Executive Officer


              Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and the dates indicated.

               SIGNATURES                                  TITLE                            DATE

           "Margaret K. Witte"                          President,                         October 28, 1998
      -----------------------------               Chief Executive Officer
            Margaret K. Witte                          and Director
                                               (Principal Executive Officer)

            "James H. Wood"                       Chief Financial Officer                  October 28, 1998
      -----------------------------              (Principal Financial and
             James H. Wood                          Accounting Officer)

            "Joseph A. Brand"                            Controller                        October 28, 1998
      -----------------------------
            Joseph A. Brand

            "Ross F. Burns"                               Director                         October 28, 1998
      -----------------------------
             Ross F. Burns

         "William J.V. Sheridan"                          Director                         October 28, 1998
      -----------------------------
         William J.V. Sheridan

       -----------------------------                      Director                                   , 1998
           J. Conrad Lavigne

      -----------------------------                       Director                                   , 1998
              Dale Parker

                                  EXHIBIT INDEX


EXHIBIT                                                             SEQUENTIAL
NUMBER   DOCUMENT DESCRIPTION                                       PAGE NUMBER
-------  --------------------                                       -----------
4.1      Form of Royal Oak Mines Inc.
         Amended Stock Option Agreement (including list
         of employee grantees)............................................

4.2      Form of Royal Oak Mines Inc. Stock Option
         Agreement (including list of employee grantees)..................

5        Opinion of Counsel...............................................

23.1     Consent of Independent Accountants...............................

23.2     Consent of Counsel (Contained in Exhibit 5)......................